Exhibit 99.1
First Quarter Fiscal Year 2007 Results and Conference Call

Forward-looking Statements This presentation contains forward-looking statements which may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and operating and financial performance, as well as any related assumptions. These statements are not historical facts or guarantees of future performance but instead represent only Centex's belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex's control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties are described in greater detail in Centex's most recent Annual Report on Form 10^K for the fiscal year ended March 31, 2006 (including under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"), which is on file with the SEC and may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov. The factors discussed in these reports include, but are not limited to, changes in national or regional economic or business conditions, including employment levels and interest rates, competition, customer cancellations, shortages or price changes in raw materials, or labor shortages, and other factors that could affect demand for our homes, mortgage loans or construction services or the profitability of our operations. Centex's earnings guidance assumes that share repurchases will be made during the fiscal year. If repurchases are not made as anticipated, our earnings per share will be affected and may be lower. All forward-looking statements made in this presentation are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this presentation will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex's expectations.

A Balanced Approach First Quarter Fiscal Year 2007 Closed over 8,300 homes, 1% more than last year Responding to market conditions locally Balancing sales pace and profit margins Emphasis on inventory reduction and cash generation Actively managing our land position-walked away from approximately $36 million in option deposits and pre- acquisition costs Since April 1, 2006, repurchased 4.5 million shares

Home Building Highlights First Quarter Fiscal 2007 Revenues increased 10%, year over year Closings grew 1% to 8,318 Average sales price grew 8% to $308,014 Sales pace balanced with margin performance Housing operating earnings of $288 million, down 11% Housing operating margin of 11.2%, down 260 bps Backlog 8,250 sales (orders), down 21% 17,319 units, down 17% but flat sequentially $5.75 billion, down 13% but flat sequentially

Mid-Atlantic 1,549 -23% 1,653 +7% Southeast 1,039 -43% 1,298 -11% Midwest 1,480 -9% 1,551 -1% Southwest 2,563 -15% 2,314 +6% West Coast 1,619 -16% 1,502 +1% Total 8,250 -21% 8,318 +1% Home Building First Quarter Sales and Closings Sales % Chg Closings % Chg For the Quarter Ended June 30, 2006

Cash Generation Approximately $830 million from sales of Fairclough and CHEC More than $890 million in share repurchases, totaling 13.75 million shares Free cash expected to exceed $500 million, mainly occurring in latter part of the fiscal year

Outlook: Balanced Adjustments Over Prior Year Over Prior Year Over Prior Year FY05 FY06 FY07P Avg. Neighborhoods +6% +6% +12% Closings/Avg. Neighborhood +4% +11% -15% Avg. Sales Price +11% +13% +6% Operating Margin +190 bp +80 bp -450 bp FY03 05 06 07P Closings 26427 33387 39232 37000 0 FY03 05 06 07P Closings 631 1378.8 1906 1400 0 0 % CHG % CHG Operating Earnings ($ Millions) 33,387 39,232 Closings $1,379 $1,906 37,000 $1,400 FY FY +10% +18% -5% +43% +38% -25%

Current Guidance - Earnings per Diluted Share From Continuing Operations Second Quarter Fiscal 2007 $1.40 Full Year Fiscal 2007 $7.00 Closely monitoring local market dynamics Significant differences across geographies and segments

Balanced Strategy Immediate Term Market issues today are excess supply and affordability Emphasize earnings performance and cash generation over new investment As Local Markets Rebound Long-term demand drivers support industry strength Use balance sheet flexibility to accelerate performance Diverse operational base provides significant advantages Especially evident in an environment of rapidly transitioning markets Build scale in long-term attractive geographies and key segments Continuous focus on quality and customer satisfaction Poised for leadership in consolidation

Questions and Answers